Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

Form S-8 No. 333-111537 and No. 333-104013 of the Modern Technologies Corporation Master Savings Plan, of our report dated March 17, 2006, with respect to the financial statements of Aerospace Integration Corporation, included in this Current Report on Form 8-K/A for the year ended December 31, 2005.

/s/ O’SULLIVAN CREEL LLP

June 15, 2006